UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2020

WETOUCH TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Nevada	20-4080330
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

No.29, Third Main Avenue, Shigao Town, Renshou County, Meishan, Sichuan, China	620500
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 028-37390666

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.06 Change in Shell Company Status.

Wetouch Technology Inc., a Nevada company (“Wetouch” or the “Company”), is currently engaged in the manufacturing, sales and servicing of medium to large sized projected capacitive touchscreens through its indirect wholly-owned subsidiary Sichuan Wetouch Technology Co., Ltd in the People’s Republic of China (“Sichuan Wetouch”). The Company specializes in large-format touchscreens, which are developed and designed for a wide variety of markets and industries, including financial, automotive, industrial human-machine interface designed for industrial applications, point of sale, gaming, lottery, medical, human-machine interface, and other specialized industries. As of September 30, 2020, the Company had $11.9 million in revenues and gross profit of $6.2 million, with net income of $4.7 million.

On December 11, 2020, the Company became subject to the reporting requirements of the Securities and Exchange Commission (the “SEC”) as a result of its Registration Statement on Form 10 (the “Registration Statement”) being declared effective by the SEC.

Wetouch, formerly known as Gulf West Investment Properties, Inc., was initially incorporated in August 1992. The Company was dormant and had no operations for the several years. Accordingly, until the reverse merger described below, the Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act).

As more fully described in the Registration Statement, on October 9, 2020, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with Wetouch Holding Group Limited (“BVI Wetouch”), a limited company incorporated under the laws of British Virgin Islands, and all the shareholders of BVI Wetouch (each, a “BVI Shareholder” and collectively the “BVI Shareholders”) and acquired all the issued and outstanding capital stock of BVI Wetouch in exchange for the issuance to the BVI Shareholders an aggregate of 28,000,000 shares of our common stock (the “Reverse Merger”). In the Reverse Merger, each ordinary share of BVI Wetouch was exchanged for 560 shares of common stock of Wetouch. Immediately after the closing of the Reverse Merger on October 9, 2020, we had a total of 31,396,394 issued and outstanding shares of common stock. As a result of the Reverse Merger, BVI Wetouch became a wholly-owned subsidiary of Wetouch. As a result of the Reverse Merger, as more fully described in the Registration Statement which is incorporated by reference to this current report on 8-K, we ceased being a shell company.

As BVI Wetouch owns all the outstanding shares of Hong Kong Wetouch Electronics Technology Limited (“Hong Kong Wetouch”), a limited company incorporated in Hong Kong, which, in turn, owns all the outstanding shares of Sichuan Wetouch, the Company owns indirectly all the business of Sichuan Wetouch. As a result of the Reverse Merger in which the Company acquired all of the outstanding shares of BVI Wetouch, Hong Kong Wetouch and Sichuan Wetouch become our indirect wholly-owned subsidiaries.

The Reverse Merger was accounted for as a recapitalization effected by a share exchange, wherein BVI Wetouch is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of BVI Wetouch have been brought forward at their book value and no goodwill has been recognized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WETOUCH TECHNOLOGY INC.

Date: December 22, 2020	By:	/s/ Zongyi Lian
	Name:	Zongyi Lian
	Title:	President and Chief Executive officer (Principal Executive Officer)